Exhibit 99.1

                        UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------x

In re:                                          Chapter 11

GLOBAL CROSSING LTD., et al.,                   Case No.  02 - 40187 (REG) to
                                                Case No.  02 - 40241 (REG)

                                                (Jointly Administered)
                           Debtors.
-----------------------------------------x

                        MONTHLY OPERATING STATEMENT FOR
                THE PERIOD FROM APRIL 1, 2002 TO APRIL 30, 2002

DEBTORS' ADDRESS:    GLOBAL CROSSING LTD. (IN PROVISIONAL LIQUIDATION
                     IN THE SUPREME COURT OF BERMUDA)
                     WESSEX HOUSE
                     45 REID STREET
                     HAMILTON HM 12, BERMUDA

                     MONTHLY DISBURSEMENTS MADE BY GLOBAL CROSSING LTD.
                     (IN PROVISIONAL LIQUIDATION IN THE SUPREME COURT
                     OF BERMUDA) AND ITS DEBTOR SUBSIDIARIES
                     (IN MILLIONS):                                      $ 217
                                                                         -----

DEBTORS' ATTORNEYS:  WEIL, GOTSHAL & MANGES LLP
                     767 FIFTH AVENUE
                     NEW YORK, NY 10153

                     CONSOLIDATED MONTHLY OPERATING
                     LOSS (IN MILLIONS):                                 $(163)
                                                                         -----

REPORT PREPARER:     GLOBAL CROSSING LTD., DEBTOR IN POSSESSION (IN
                     PROVISIONAL LIQUIDATION IN THE SUPREME
                     COURT OF BERMUDA)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

     The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.


/s/ Joseph P. Perrone                         /s/ Dan J. Cohrs
---------------------------------             --------------------------------
Joseph P. Perrone                             Dan J. Cohrs
Executive Vice-President, Finance             Executive Vice-President and
and Business Performance                      Chief Financial Officer

Indicate if this is an amended statement by checking here

                                                     AMENDED STATEMENT _______


                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                                                                          Page

Financial Statements as of and for the Month Ended April 30, 2002:

  Consolidated Balance Sheet...............................................  1

  Consolidated Statement of Operations.....................................  2

  Consolidated Statement of Cash Flows.....................................  3

  Notes to Consolidated Financial Statements...............................  4

Schedules:
  Schedule 1:  Consolidating Balance Sheet as of April 30, 2002............ 13

  Schedule 2:  Consolidating Statement of Operations for the Month
               Ended April 30, 2002........................................ 14

  Schedule 3:  Schedule of Cash Disbursements and Receipts for the
               Five Weeks ended May 3, 2002................................ 15

  Schedule 4:  Total Disbursements by Filed Legal Entity for the Month
               Ended April 30, 2002........................................ 16

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

                          CONSOLIDATED BALANCE SHEET*
                                APRIL 30, 2002
                                  (UNAUDITED)

             (in millions, except share and per share information)

ASSETS:
Cash and cash equivalents.........................................  $      736
Restricted cash and cash equivalents..............................         383
Accounts receivable, net..........................................         665
Other assets and prepaid costs....................................         291
                                                                    ----------
  Total current assets............................................       2,075
Property and equipment, net.......................................      12,435
Investments in and advances to/from affiliates, net ..............         405
Other assets......................................................         200
Net assets of discontinued operations.............................         422
                                                                    ----------
  Total assets                                                      $   15,537
                                                                    ==========

LIABILITIES:
Liabilities not subject to compromise
  Accounts payable................................................  $      201
  Accrued construction costs......................................         536
  Accrued cost of access .........................................         212
  Accrued interest and dividends..................................          33
  Current portion of deferred revenue.............................         355
  Current portion of long-term debt...............................         153
  Other current liabilities.......................................         417
                                                                    ----------
  Total current liabilities.......................................       1,907
  Long-term debt..................................................       1,100
  Obligations under capital leases................................          82
  Deferred revenue................................................       2,702
  Other deferred liabilities......................................         154
                                                                    ----------
  Total liabilities not subject to compromise.....................       5,945
                                                                    ----------
Liabilities subject to compromise
  Accounts payable................................................         124
  Accrued construction costs......................................         116
  Accrued cost of access .........................................         312
  Accrued interest and dividends..................................         195
  Debt obligations................................................       6,624
  Obligations under capital leases................................          60
  Other liabilities...............................................         595
                                                                    ----------
  Total liabilities subject to compromise**.......................       8,026
                                                                    ----------
  Total liabilities ..............................................      13,971
                                                                    ----------

MINORITY INTEREST.................................................         620
                                                                    ----------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED
  STOCK...........................................................       3,270
                                                                    ----------
SHAREHOLDERS' EQUITY:
  Common stock, 3,000,000,000 shares authorized,
    par value $.01 per share, 919,766,227 shares
    issued as of April 30, 2002...................................           9
  Treasury stock, 22,033,758 shares...............................        (209)
  Additional paid-in capital and other shareholders' equity.......      13,296
  Accumulated deficit.............................................     (15,420)
                                                                    ----------
                                                                        (2,324)
                                                                    ----------
    Total liabilities and shareholders' equity....................  $   15,537
                                                                    ==========
______________________
* The accompanying notes are an integral part of this financial statement. The above financial statement includes the financial position of Asia Global Crossing Ltd. and all of its subsidiaries.

** Total liabilities subject to compromise is the current estimate by Global Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

                     CONSOLIDATED STATEMENT OF OPERATIONS*
                      FOR THE MONTH ENDED APRIL 30, 2002
                                  (UNAUDITED)

             (in millions, except share and per share information)


REVENUES..........................................................  $      266
OPERATING EXPENSES:
    Cost of access and maintenance................................         218
    Other operating expenses......................................          96
    Depreciation and amortization.................................         100
                                                                    ----------
                                                                           414
                                                                    ----------
OPERATING LOSS....................................................        (148)
OTHER INCOME (EXPENSE):
    Equity in loss of affiliates..................................          (2)
    Minority interest.............................................          17
    Interest expense..............................................         (13)
    Other income, net.............................................           8
                                                                    ----------
LOSS FROM CONTINUING OPERATIONS
  BEFORE REORGANIZATION ITEMS.....................................        (138)
REORGANIZATION ITEMS:
    Retention plan costs..........................................         (10)
    Professional fees.............................................         (11)
    Interest income...............................................           2
                                                                    ----------
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
  FOR INCOME TAXES................................................        (157)
    Benefit for income taxes......................................          --
                                                                    ----------
LOSS FROM CONTINUING OPERATIONS...................................        (157)
    Loss from discontinued operations.............................          (6)
                                                                    ----------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS........................  $     (163)
                                                                    ==========

LOSS PER COMMON SHARE, basic and diluted:
    Loss from continuing operations applicable to common
      Shareholders................................................  $    (0.17)
                                                                    ==========
    Loss from discontinued operations, net........................  $    (0.01)
                                                                    ==========
    Loss applicable to common shareholders........................  $    (0.18)
                                                                    ==========
    Shares used in computing basic and diluted loss per share..... 889,402,720
                                                                    ==========

* The accompanying notes are an integral part of this financial statement. The above financial statement includes the operating results of Asia Global Crossing Ltd. and all of its subsidiaries.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

                     CONSOLIDATED STATEMENT OF CASH FLOWS*
                      FOR THE MONTH ENDED APRIL 30, 2002
                                  (UNAUDITED)

                                 (in millions)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss.........................................................  $   (163)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Loss from discontinued operations..............................         6
    Depreciation and amortization..................................       100
    Equity in loss of affiliates...................................         2
    Provision for doubtful accounts................................         7
    Minority interest in net losses of consolidated subsidiaries...       (17)
    Other..........................................................        14
    Changes in operating assets and liabilities....................        36
                                                                     --------
      Net cash  used in operating activities.......................       (15)
                                                                     --------
CASH FLOWS FROM  INVESTING ACTIVITIES:
  Purchases of property and equipment..............................       (22)
  Investments in and advances to/from affiliates, net..............        --
  Change in restricted cash and cash equivalents...................         4
  Other............................................................        (4)
                                                                     --------
    Net cash used in investing activities..........................       (22)
                                                                     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments under capital lease obligations.........................        (2)
  Other............................................................        --
                                                                     --------
    Net cash used in financing activities..........................        (2)
                                                                     --------
CASH USED IN DISCONTINUED OPERATIONS...............................        (5)
                                                                     --------
NET DECREASE IN CASH AND CASH EQUIVALENTS..........................       (44)
CASH AND CASH EQUIVALENTS, beginning of period.....................       780
                                                                     --------
CASH AND CASH EQUIVALENTS, end of period...........................  $    736
                                                                     ========

___________________
* The accompanying notes are an integral part of this financial statement. The above financial statement includes the cash flow for Asia Global Crossing Ltd. and all of its subsidiaries. Included in AGC's cash flow for the period is $10 of purchases of property and equipment.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)


1.  Background and Organization

Background-

     Global Crossing Ltd., a Bermuda Company in provisional liquidation in the Supreme Court of Bermuda ("GCL" and, together with its consolidated subsidiaries, the "Company") provides telecommunications solutions over the world's first integrated global Internet Protocol ("IP") based network, which reaches 27 countries and more than 200 major cities around the globe. The Company serves many of the world's largest corporations, providing a full range of managed data and voice services. The Company operates throughout the Americas, Europe, and Asia/Pacific regions.

Bankruptcy Filing-

     On January 28, 2002 (the "Commencement Date"), GCL and certain of its affiliates (collectively, the "Debtors" or the "Global Crossing Group") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case Nos. 02-40187(REG) through 02-40241(REG)). Certain of the subsidiaries of GCL, including Asia Global Crossing Ltd. and its subsidiaries ("AGC"), are not Debtors in these chapter 11 cases. The Debtors continue to manage their properties and operate their businesses as "debtors in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     On the same date, GCL and certain of its Bermuda subsidiaries commenced insolvency proceedings in the Supreme Court of Bermuda (the "Bermuda Court") (Case Nos. 2002:28 through 2002:39). On such date, the Bermuda Court granted an order appointing Malcolm Butterfield, Jane Moriarty and Philip Wallace, partners of KPMG, as Joint Provisional Liquidators ("JPLs") in respect of the Company and those Bermuda subsidiaries. The Bermuda Court granted the JPLs the power to oversee the continuation and reorganization of these companies' businesses under the control of their boards of directors and under the supervision of the Bankruptcy Court and the Supreme Court of Bermuda.

     On April 24, 2002 (the "filing date"), GT U.K. Ltd ("GT U.K."), an affiliate of GCL, filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the Bankruptcy Court (Case No. 02-11982
(REG)). GT U.K. will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors or the Global Crossing Group as of its filing date. As of April 30, 2002, the financial position of GT U.K. is included in the balance sheet of the Debtors as presented in Schedule 1, while its results of operations are included in the statement of operations of the Non-Debtors as presented in Schedule 2. GT U.K. did not record any material transactions from the filing date to April 30, 2002.

     Under the Bankruptcy Code, the collection of certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed while the Debtors continue business operations as debtors in possession. Those claims are reflected in the financial statements as `liabilities subject to compromise'. Additional `liabilities subject to compromise' may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The collection of secured claims against the Debtors' assets ("Secured Claims") also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay. Secured Claims are secured primarily by liens on the common equity of certain subsidiaries of the Company. Legal actions against those Debtors which are also subject to provisional liquidation in Bermuda are stayed in accordance with the Bermudian Companies Act. The Debtors currently estimate that the total claims that will be restructured in their chapter 11 cases are approximately $ 8,026, compared to $7,848 at March 31, 2002. The increase is a result of the Company's ongoing evaluation of its liabilities which resulted in a reclassification of certain restructuring accruals, merger and acquisition accruals, tax accruals, and other liabilities from `not subject to compromise' to `subject to compromise'. The Company will continue to evaluate the amount and classification of its pre petition liabilities through the remainder of its chapter 11 cases. As a result, `liabilities subject to compromise' is subject to change.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)


     The Company continues to work with creditors and potential investors to develop a plan of reorganization to be filed with the Bankruptcy Court. The Debtors do not expect that any such plan, if and when approved by the Bankruptcy Court, would include a capital structure in which existing common or preferred equity would retain any value.

Letter of Intent-

     On January 28, 2002 the Company announced that it had signed a letter of intent with Hutchison Whampoa Limited ("Hutch") and Singapore Technologies Telemedia Pte Ltd. ("Sing Tech") for a $750 million cash investment for a majority stake in the Company's equity in connection with a restructuring of the Company's balance sheet. On May 25, 2002, the Company announced that its major creditor constituencies were unable to reach accord with Hutch and Sing Tech on a definitive agreement for an investment in Global Crossing. As a result, Hutch and Sing Tech did not qualify to receive certain bidding protections, including a break-up fee, as part of the Company's current auction process. However, Hutch and Sing Tech remain eligible to submit a bid until the bid submission deadline which is currently June 20, 2002.

Recent Events and Investigations-

     On April 2, 2002 the Company announced that the filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 would be delayed. Arthur Andersen LLP ("Andersen"), the Company's independent public accountants, have informed the Company that Andersen will not be able to deliver an audit report with respect to the Company's financial statements for the year ended December 31, 2001 contained in the Form 10-K report until the completion of an investigation by a special committee of the Company's board of directors into allegations regarding the Company's accounting and financial reporting practices made by a former employee of the Company. Among these allegations are claims that the Company's accounting for purchases and sales of fiber optic capacity and services with its carrier customers has not complied with Generally Accepted Accounting Principles ("GAAP"). Claims of this nature are also under investigation by the U.S. Securities and Exchange Commission and the U.S. Attorney's Office for the Central District of California. In recognition of these investigations and in light of the demands of the bankruptcy process, the Company has not yet completed preparation of its financial statements and other disclosures required in the Form 10-K. Until it prepares its financial statements, completes the related Form 10-K disclosures and receives an audit report, the Company will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2001. Any changes to the financial statements resulting from any of the factors described herein and the completion of the 2001 financial statement audit could materially affect the accompanying unaudited consolidated financial statements.

     In its Quarterly Report on Form 10-Q for the three months ended September 30, 2001, the Company stated that it was continuing to evaluate its long-lived assets due to changes in market conditions, with such evaluation potentially resulting in additional material write-downs of goodwill and intangible assets. Subsequently, the Company announced that the net loss for the three months ended December 31, 2001 was expected to reflect the write-off of the Company's remaining goodwill and other intangible assets, which total approximately $8 billion, as well as a multi-billion dollar write-down of tangible assets.

     The financial statements included within this document reflect the write-off of all of the Company's goodwill and other identifiable intangible assets. The Company has recently prepared its revised financial plan for 2002 through 2006, including the related cash flow forecast. The Company is currently in the process of evaluating this data to determine the potential impairment of its long lived assets. As a result of the foregoing, the Company has not yet completed its tangible asset valuation under Statement of Financial Accounting Standards No. 121 "Impairment of Long-Lived Assets", and the financial statements included herein do not reflect any write down of its tangible asset value, which as previously discussed is expected to be a multi-billion dollar adjustment.

     In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)


2.  Basis of Presentation

      The accompanying unaudited interim consolidated financial statements as of and for the month ended April 30, 2002, include the accounts of GCL and its consolidated subsidiaries, including AGC. All material intercompany balances and transactions have been eliminated. Except as otherwise disclosed herein, the unaudited interim consolidated financial statements include all adjustments reflecting normal recurring items, which are, in the opinion of management, necessary to present a fair statement of the results of the interim period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

     Subject to the matters described in this Note 2 as well as Notes 1 and 7, these unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     These unaudited consolidated financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". SOP 90-7 requires an entity to distinguish prepetition liabilities subject to compromise from postpetition liabilities on its balance sheet. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1, the caption `liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. In addition, its statement of operations should portray the results of operations of the reporting entity during Chapter 11 proceedings. As a result any revenues, expenses, realized gains and losses, and provisions resulting from the reorganization and restructuring of the organization should be reported separately as reorganization items, except those required to be reported as discontinued operations and extraordinary items in conformity with Accounting Principles Board No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" and Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

     The accompanying unaudited consolidated financial statements do not include all footnotes and certain financial presentations normally required under generally accepted accounting principles. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


3.  Summary of Significant Accounting Policies

     Subject to the matters described in Notes 1, 2 and 7, these unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Company's significant accounting policies are summarized as follows:

a) Principles of Consolidation

     These unaudited consolidated financial statements include the accounts of GCL, its wholly owned subsidiaries and AGC, a majority owned subsidiary. All significant intercompany transactions have been eliminated.

b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)

liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     The Company's operations and financial performance may be affected by numerous factors, including changes in customer requirements, new laws and governmental regulations and policies, technological advances, entry of new competitors, changes in the willingness of financial institutions and other lenders to finance operations, the bankruptcy proceeding, and the pending investigations, described in Note 1. The Company cannot predict which, if any, of these or other factors might have a significant impact on the telecommunications industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations.

c) Revenue Recognition

         Services

     Revenue derived from telecommunication and maintenance services, including sales of capacity under operating type leases, are recognized as services are provided. Payments received from customers before the relevant criteria for revenue recognition are satisfied are included in deferred revenue in the accompanying unaudited consolidated balance sheet.

         Operating Leases

     The Company offers customers flexible bandwidth products to multiple destinations and many of the contracts for subsea circuits entered into are part of a service offering. Consequently, the Company defers revenue related to those circuits and amortizes the revenue over the appropriate term of the contract. Accordingly, the Company treats cash received prior to the completion of the earnings process as deferred revenue.

         Sales-Type Leases

     Revenue from Capacity Purchase Agreements ("CPAs") that meet the criteria of sales-type lease accounting are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (i) the purchaser obtains the right to use the capacity, which can only be suspended if the purchaser fails to pay the full purchase price or to fulfill its contractual obligations, (ii) the purchaser is obligated to pay Operations, Administration and Maintenance ("OA&M") costs and (iii) the segment of a system related to the capacity purchased is available for service. Certain customers who have entered into CPAs for capacity have paid deposits toward the purchase price which have been included as deferred revenue in the accompanying unaudited consolidated balance sheet.

     Prior to July 1, 1999, substantially all CPAs were treated as sales-type leases as described in Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS 13"). On July 1, 1999, the Company adopted Financial Accounting Standards Board Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66" ("FIN 43"), which requires prospective transactions to meet the criteria set forth in Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS 66") to qualify for sales-type lease accounting. Since sales of terrestrial capacity did not meet the new criteria, the terrestrial portion of CPAs executed subsequent to June 30, 1999 were recognized over the terms of the contracts, as services.

d) Cash and Cash Equivalents, Restricted Cash and Cash Equivalents (Current and Long Term)

     The Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value. Restricted cash balances at April 30, 2002 were $387, including $4 classified as long-term and included in other assets in the accompanying consolidated balance sheet. In addition, the amount includes restricted funds at Asia Global Crossing of $57.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)


e) Property and Equipment, net

     Property and equipment, which includes amounts under capitalized leases, are stated at cost, net of depreciation and amortization. Major enhancements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Costs recorded prior to a network segment's completion are reflected as construction in progress, which is reclassified to property and equipment at the date each segment of the applicable system becomes operational.

     Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements and assets acquired through capital leases, which are depreciated over the lesser of the estimated useful lives or the term of the lease. Estimated useful lives are as follows:

     Buildings................................................  10-40 years
     Leasehold improvements...................................   2-25 years
     Furniture, fixtures and equipment........................   2-30 years
     Transmission equipment...................................   7-25 years

f) Income Taxes

     The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". However, in connection with the Debtors bankruptcy filing and the financial performance of the Company, income tax payments are not anticipated during the bankruptcy period. A full valuation allowance will be provided against any recognizable income tax benefit generated from current year losses until, in the opinion of the Company, the benefits are realizable.

g) Effect of Foreign Currencies

     For those subsidiaries using the U.S. dollar as their functional currency, translation adjustments are recorded in the accompanying consolidated statements of operations. For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity and are reflected in the accompanying unaudited consolidated balance sheet.

h) Non-Monetary Transactions

     The Company may exchange capacity with other capacity or service providers. These transactions are accounted for in accordance with Accounting Principles Board Opinion No. 29. "Accounting for Nonmonetary Transactions" (see Note 1).

i) Reorganization Items

     In the accompanying unaudited Statement of Operations the Company has classified restructuring costs, retention plans, professional fees, and interest income as reorganization items based upon the provisions of SOP 90-7. There were no restructuring costs for the month ended April 30, 2002.

j) Deferred Revenue

     Based upon Note 3(c), the Company enters into agreements with its customers that may result in the receipt of cash before the relevant criteria for revenue recognition has been satisfied and as a result a liability is recorded as deferred revenue. In accordance with its current business plan, the Company has classified all deferred revenue recorded by the Debtors as 'liabilities not subject to

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)


compromise' on the accompanying unaudited consolidated balance sheet as well as the unaudited consolidating balance sheet presented in Schedule 1. Some portion of such liabilities in the future may become `liabilities subject to compromise'.

4.  The Debtors

     The accompanying unaudited financial statements are the consolidated financial statements of GCL and all its subsidiaries, including the results of operations of GCL and the other 55 Debtors. The following is a list of all the Debtors. Schedules 1 & 2, which are attached to these unaudited financial statements, present consolidating results of operations of the Debtors, except GT U.K., whose results of operations are included in the statement of operations of Non-Debtors as presented in Schedule 2, while its financial position is included in the balance sheet of the Debtors as presented in
Schedule 1. GT U.K. did not record any material transactions from its filing date through April 30, 2002. See Note 1.

Name                                                            Case Number
----                                                            -----------
Global Crossing Ltd. (Bermuda)**                              02-40188 (REG)
Global Crossing Holdings Ltd. (Bermuda)**                     02-40192 (REG)
Global Crossing Cyprus Holdings Limited (Cyprus)              02-40215 (REG)
Global Crossing International Ltd. (Bermuda)**                02-40193 (REG)
Global Crossing Holdings U.K. Limited (U.K.)                  02-40220 (REG)
Global Crossing Development Co. (DE)                          02-40216 (REG)
GC Dev. Co., Inc. (DE)                                        02-40205 (REG)
Global Crossing Employee Services, Inc. (DE)                  02-40217 (REG)
Global Crossing Network Center Ltd. (Bermuda)**               02-40194 (REG)
GC Pacific Landing Corp (DE)                                  02-40207 (REG)
Atlantic Crossing Holdings Ltd. (Bermuda)**                   02-40189 (REG)
Atlantic Crossing Ltd. (Bermuda)**                            02-40190 (REG)
Atlantic Crossing Holdings U.K. Limited (U.K.)                02-40201 (REG)
GT Landing Corp. (DE)                                         02-40233 (REG)
Atlantic Crossing II Ltd. (Bermuda)**                         02-40191 (REG)
GT Landing II Corp. (DE)                                      02-40234 (REG)
Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**               02-40195 (REG)
Mid-Atlantic Crossing Ltd. (Bermuda)**                        02-40196 (REG)
MAC Landing Corp. (DE)                                        02-40236 (REG)
Pan American Crossing Holdings Ltd. (Bermuda)**               02-40197 (REG)
Pan American Crossing Ltd. (Bermuda)**                        02-40198 (REG)
Pan American Crossing U.K. Ltd. (U.K.)                        02-40239 (REG)
GC St. Croix Co. (USVI)                                       02-40211 (REG)
PAC Landing Corp. (DE)                                        02-40238 (REG)
South American Crossing Holdings Ltd. (Bermuda) **            02-40199 (REG)
GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg) 02-40209 (REG) GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg) 02-40210 (REG)
GC Pan European Crossing Holdings B.V. (Netherlands)          02-40208 (REG)
Global Crossing Latin America & Caribbean Co. (DE)            02-40223 (REG)
Global Crossing Holdings USA LLC (DE)                         02-40221 (REG)
Global Crossing North American Holdings, Inc. (DE)            02-40226 (REG)
Global Crossing USA Inc. (DE)                                 02-40231 (REG)
US Crossing, Inc. (DE)                                        02-40241 (REG)
Global Crossing North America, Inc. (NY) (Frontier)           02-40187 (REG)

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)

Subsidiary Telco, LLC (DE)                                    02-40240 (REG)
Global Crossing North American Networks, Inc. (DE)            02-40227 (REG)
Budget Call Long Distance, Inc. (DE)                          02-40202 (REG)
Global Crossing Advanced Card Services, Inc. (LA)             02-40212 (REG)
ALC Communications Corporation (DE)                           02-40200 (REG)
Global Crossing Telecommunications, Inc. (MI)                 02-40228 (REG)
Global Crossing Bandwidth, Inc. (CA)                          02-40213 (REG)
Business Telemanagement, Inc. (CA)                            02-40203 (REG)
Global Crossing Government Markets USA, Inc. (DE)             02-40219 (REG)
Global Crossing Telemanagement, Inc. (WI)                     02-40230 (REG)
Global Crossing Local Services, Inc. (MI)                     02-40224 (REG)
Global Crossing Telemanagement VA, LLC (VA)                   02-40229 (REG)
Global Crossing Internet Dial-Up, Inc. (DE)                   02-40222 (REG)
Global Crossing Ventures, Inc. (DE)                           02-40232 (REG)
Global Crossing GlobalCenter Holdings, Inc. (DE)              02-40218 (REG)
Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier
   Billing Corp.)                                             02-40214 (REG)
GC Mart LLC (MI)                                              02-40206 (REG)
Global Crossing Management Services, Inc. (DE)                02-40225 (REG)
Metaclorin Investco II, Inc. (DE)                             02-40237 (REG)
Equal Access Networks, LLC (DE)                               02-40204 (REG)
IXnet, Inc. (DE)                                              02-40235 (REG)
GT U.K.                                                       02-11982 (REG)
_________________
**  In provisional liquidation in the Supreme Court of Bermuda

      In accordance with SOP 90-7, the Debtors did not record interest expense for the month ended April 30, 2002. Third party contractual interest expense on a combined Debtor basis for the same period was $46.

      Combined intercompany accounts payable and accounts receivable of the Debtors' as of April 30, 2002 was $9,633 and $10,001, respectively. Currently, the Company has not performed an evaluation as to the recoverability of these accounts.

      The Company has not completed the process of reconciling its pre- and post-petition liabilities. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1 the caption `liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. Pursuant to court order, the Company has been authorized to pay certain prepetition operating liabilities incurred in the ordinary course of business (e.g. salaries and insurance). Since January 28, 2002, the Company has rejected certain of its pre-petition lease obligations within its rights under the Bankruptcy Code. The Company is in the process of calculating its estimated liability to the unsecured creditors affected by these lease rejections. As a result and based upon the Company's ongoing evaluation of its pre-petition liabilities `liabilities subject to compromise' is subject to change.

5.  Discontinued Operations


     On October 4, 2001 the Company's Board of Directors approved a plan to divest its non-core operations of Global Marine Systems ("GMS"), a wholly owned subsidiary of the Company. The results of operations and financial position of GMS are shown in the accompanying unaudited consolidated financial statements as discontinued operations.

     The Company acquired GMS, which provides subsea telecommunications cable construction and maintenance services, on July 2, 1999. The Company anticipates the sale to be completed within a year.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)


     Net assets and loss from discontinued operations of GMS determined based upon estimated proceeds at the measurement date, consist of the following:


Balance Sheet Data at April 30, 2002:
Assets.........................................................  $    742
Liabilities....................................................      (320)
                                                                 --------
Net assets of discontinued operations..........................  $    422
                                                                 ========

Income Statement Data for the Month ended April 30, 2002:

  Revenue......................................................  $     24
  Expenses.....................................................        27
                                                                 --------
  Operating loss...............................................        (3)
  Interest expense.............................................        (1)
  Other expense, net...........................................        (2)
  Provision for income taxes...................................        --
                                                                 --------
  Loss from discontinued operations............................  $     (6)
                                                                 ========


     In addition, based on evaluation of the preliminary discussions regarding the sale of Global Marine, the Company recorded a $545 non-recurring charge in its third quarter 2001 income from discontinued operations to reflect the impairment of goodwill attributed to the investment in Global Marine. This non-recurring charge had no impact on the Company's liquidity position and eliminates future amortization of goodwill associated with Global Marine. The Company has not yet determined if the proceeds from the sale of the business will be enough to recover the net asset value of approximately $422.

6.  Insurance

     Premiums to date for all insurance policies, including worker's compensation and disability insurance, have been paid and are in full force and effect.

7.  Asia Global Crossing

     AGC is a majority owned subsidiary of the Company. As a result, the operating results and financial position of AGC are fully consolidated into the financial results of the Company. AGC's operating results and financial position included in the accompanying unaudited consolidated financial statements are based upon preliminary results posted by AGC's management to the Company's electronic books and records. The Company has not reviewed these preliminary results with the management of AGC.

      On April 25, 2002, AGC and Vectant, a wholly owned subsidiary of Marubeni, announced a restructuring of their two joint ventures, Pacific Crossing Limited ("PCL") and Global Access Limited ("GAL"). Upon completion of the restructuring (including

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
             (Dollar amounts in millions, unless otherwise stated)
                                 (Unaudited)


the exercise of the option described below), AGC will indirectly own 100 percent of PCL, the owner of the Pacific Crossing transpacific cable system, and Vectant will own 100% of GAL, a terrestrial network provider in Japan. As part of the realignment, Vectant has purchased from AGC a GAL shareholder loan receivable for approximately $23 million from AGC and the two companies have also entered into a new commercial relationship. Under the terms of the restructuring agreement, AGC transferred its 49 percent interest in GAL to Vectant and Vectant transferred a 20 percent stake in PCL to AGC. In addition, Vectant granted AGC a call option to purchase Vectant's remaining 15.5 percent interest in PCL, exercisable when certain conditions are satisfied.

     On April 30, 2002, AGC agreed to sell its interest in three joint ventures for $120 in cash to its partner Hutchison Whampoa Ltd. The sale includes its 50 percent interest in each of Hutchison Global Crossing, the Hong Kong fixed-line telecommunications company, and Hutchison GlobalCenter, an internet data center company, as well as its 42.5 percent interest in ESD Services, an e-commerce operator.

                                                                    Schedule 1

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

                         CONSOLIDATING BALANCE SHEET*
                                APRIL 30, 2002
                                  (UNAUDITED)

             (in millions, except share and per share information)

                                                                                   Non-debtors    Asia
                                                                                    (excluding   Global     Elimina-
                                                                                       Asia      Crossing   tions &
                                                                                      Global     (a non-    Adjust-     Consoli-
                                                                         Debtors     Crossing)   Debtor)    ments        dated
                                                                         --------  -----------  ---------  ----------  ----------
ASSETS:
Cash and cash equivalents.............................................   $    382    $    92    $    262   $     --     $   736
Restricted cash and cash equivalents .................................        320          6          57         --         383
Accounts receivable, net .............................................        443        202          20         --         665
Other assets and prepaid costs .......................................         70        135          87         (1)        291
                                                                         --------   --------    --------   --------    --------
  Total current assets ...............................................      1,215        435         426         (1)      2,075
Property and equipment, net ..........................................      5,044      4,102       2,670        619      12,435
Investments in and advances to / from affiliates, net ................      7,486       (206)        564     (7,439)        405
Other assets .........................................................        161         50          61        (72)        200
Net assets of discontinued operations ................................         --        422          --         --         422
                                                                         --------   --------    --------   --------    --------
  Total assets .......................................................   $ 13,906   $  4,803    $  3,721   $ (6,893)   $ 15,537
                                                                         ========   ========    ========   ========    ========
LIABILITIES:
Liabilities not subject to compromise
  Accounts payable ...................................................   $     21   $    171    $      9   $     --    $    201
  Accrued construction costs .........................................          1        356         179         --         536
  Accrued cost of access .............................................        141         58          13         --         212
  Accrued interest and dividends .....................................         --         --          33         --          33
  Current portion of deferred revenue ................................        123        153          96        (17)        355
  Current portion of long-term debt ..................................         --         14         139         --         153
  Other current liabilities ..........................................         97        233          87         --         417
                                                                         --------   --------    --------   --------    --------
  Total current liabilities ..........................................        383        985         556        (17)      1,907
  Long-term debt .....................................................         --         --       1,100         --       1,100
  Obligations under capital leases ...................................         --         72          10         --          82
  Deferred revenue ...................................................        615      1,595         724       (232)      2,702
  Other deferred liabilities .........................................        218        (74)         10         --         154
                                                                         --------   --------    --------   --------    --------
  Total liabilities not subject to compromise ........................      1,216      2,578       2,400       (249)      5,945
                                                                         --------   --------    --------   --------    --------
Liabilities subject to compromise
  Accounts payable ...................................................        124         --          --         --         124
  Accrued construction costs .........................................        116         --          --         --         116
  Accrued cost of access .............................................        312         --          --         --         312
  Accrued interest and dividends .....................................        195         --          --         --         195
  Debt obligations ...................................................      6,624         --          --         --       6,624
  Obligations under capital leases ...................................         60         --          --         --          60
  Other liabilities ..................................................        595         --          --         --         595
                                                                         --------   --------    --------   --------    --------
  Total liabilities subject to compromise** ..........................      8,026         --          --         --       8,026
                                                                         --------   --------    --------   --------    --------
  Total liabilities ..................................................      9,242      2,578       2,400       (249)     13,971
                                                                         --------   --------    --------   --------    --------

MINORITY INTEREST ....................................................         --        686          10        (76)        620
                                                                         --------   --------    --------   --------    --------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED STOCK ....      3,362                               (92)      3,270
                                                                         --------   --------    --------   --------    --------
SHAREHOLDERS' EQUITY: ................................................      1,302      1,539       1,311     (6,476)     (2,324)
                                                                         --------   --------    --------   --------    --------
          Total liabilities and shareholders' equity .................   $ 13,906   $  4,803    $  3,721   $ (6,893)   $ 15,537
                                                                         ========   ========    ========   ========    ========

_________________
*  The accompanying notes are an integral part of this financial statement.

** Total liabilities subject to compromise is the current estimate by Global
   Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                                                                    Schedule 2

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)

                    CONSOLIDATING STATEMENT OF OPERATIONS*
                      FOR THE MONTH ENDED APRIL 30, 2002
                                  (UNAUDITED)

             (in millions, except share and per share information)

                                                                 Non-Debtors
                                                                  (excluding   Asia Global   Elimina-
                                                                  Asia Global  Crossing (a    tions &
                                                      Debtors      Crossing)   non-Debtor)  Adjustments  Consolidated
                                                      -------      ---------   -----------  -----------  ------------
REVENUES .......................................       $ 217        $  43        $  12        $  (6)       $ 266
OPERATING EXPENSES:
  Cost of access and maintenance ...............         172           35           19           (8)         218
  Other operating expenses .....................          51           32           14           (1)          96
  Depreciation and amortization ................          54           30           16           --          100
                                                       -----        -----        -----        -----        -----
                                                         277           97           49           (9)         414
                                                       -----        -----        -----        -----        -----
OPERATING LOSS .................................         (60)         (54)         (37)           3         (148)
OTHER INCOME (EXPENSE):
  Equity in loss of affiliates .................          --           --           (2)          --           (2)
  Minority interest ............................          --           --           --           17           17
  Interest expense .............................          --           (1)         (12)          --          (13)
  Other income (expense), net ..................           5            1            2           --            8
                                                       -----        -----        -----        -----        -----
LOSS FROM CONTINUING OPERATIONS
  BEFORE REORGANIZATION ITEMS ..................         (55)         (54)         (49)          20         (138)
REORGANIZATION ITEMS:
  Retention plan costs .........................         (10)          --           --           --          (10)
  Professional fees ............................         (11)          --           --           --          (11)
  Interest income ..............................           2           --           --           --            2
                                                       -----        -----        -----        -----        -----
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
  FOR INCOME TAXES .............................         (74)         (54)         (49)          20         (157)
  Benefit for income taxes .....................          --           --           --           --           --
                                                       -----        -----        -----        -----        -----
LOSS FROM CONTINUING OPERATIONS ................         (74)         (54)         (49)          20         (157)
  Loss from discontinued operations ............          --           (6)          --           --           (6)
                                                       -----        -----        -----        -----        -----
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS .....       $ (74)       $ (60)       $ (49)       $  20        $(163)
                                                       =====        =====        =====        =====        =====

________________
*  The accompanying notes are an integral part of this financial statement.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
         (In Provisional Liquidation in the Supreme Court of Bermuda)
                     (Excludes Asia Global Crossing Ltd.)

                                                                    Schedule 3
                         Cash Disbursements & Receipts
                     For the Five Weeks Ended May 3, 2002
                                 (in millions)

                                              Non-Debtors
                                        ------------------------
                                          Non-      Consolidated   Non-Debtors  Debtors   Consolidated
                                       Debtors [A]  Global Marine     Total      Total        Total
                                       -----------  -------------  -----------  -------   ------------
CASH COLLECTIONS ....................      $ 132       $  45       $ 177       $ 195       $ 372
CASH DISBURSEMENTS
   Cost of Access ...................        (22)         --         (22)       (159)       (181)
   Cost of Sales - Global Marine ....         --         (42)        (42)         --         (42)
   Real Estate & Facilities .........        (14)         --         (14)        (15)        (29)
   Third Party Maintenance ..........         (8)         --          (8)         (8)        (16)
   Professional Fees - Chap. 11 .....         (1)         --          (1)         (4)         (5)
   Total Capital Expenditures .......        (19)         --         (19)         (3)        (22)
   Employee Costs [B] ...............        (25)         (9)        (34)        (37)        (71)
   Excise, Sales & Trust Fund Taxes .        (1)          --          (1)         (7)         (8)
   Other ............................        (15)         (2)        (17)        (14)        (31)
                                           -----       -----       -----       -----       -----
TOTAL CASH DISBURSEMENTS [C] ........       (105)        (53)       (158)       (247)       (405)
                                           -----       -----       -----       -----       -----
NET CASH FLOW [D] ...................      $  27       $  (8)      $  19       $ (52)      $ (33)
                                           =====       =====       =====       =====       =====

__________________
Notes:
[A] Excludes Global Marine Systems.
[B] Employee Costs include payroll, benefits, taxes and severance.
[C] Disbursements contained herein differ from 'Schedule 4: Total Disbursements by Debtors' due to differences in time periods covered.
[D] For the five weeks May 3, 2002, the Debtor entities funded the Non-Debtor entities, excluding Global Marine, a total of $9.

                                                                    Schedule 4
Total Disbursements by Debtors
For the Period From April 1, 2002 to April 30, 2002

   Case #                      Legal Entity Name                                     Disbursements
--------------  -------------------------------------------------------------------  ---------------
02-40187 (REG)  Global Crossing North America, Inc. (NY) (Frontier)                  $    990,111
02-40188 (REG)  Global Crossing Ltd. (Bermuda)**                                          164,263
02-40189 (REG)  Atlantic Crossing Holdings Ltd. (Bermuda)**
02-40190 (REG)  Atlantic Crossing Ltd. (Bermuda)**                                        272,502
02-40191 (REG)  Atlantic Crossing II Ltd. (Bermuda)**
02-40192 (REG)  Global Crossing Holdings Ltd. (Bermuda)**
02-40193 (REG)  Global Crossing International Ltd. (Bermuda)**
02-40194 (REG)  Global Crossing Network Center Ltd. (Bermuda)**                         3,341,216
02-40195 (REG)  Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**
02-40196 (REG)  Mid-Atlantic Crossing Ltd. (Bermuda)**                                     26,932
02-40197 (REG)  Pan American Crossing Holdings Ltd. (Bermuda)**
02-40198 (REG)  Pan American Crossing Ltd. (Bermuda)**
02-40199 (REG)  South American Crossing Holdings Ltd. (Bermuda) **
02-40200 (REG)  ALC Communications Corporation (DE)
02-40201 (REG)  Atlantic Crossing Holdings U.K. Limited (U.K.)
02-40202 (REG)  Budget Call Long Distance, Inc. (DE)
02-40203 (REG)  Business Telemanagement, Inc. (CA)
02-40204 (REG)  Equal Access Networks, LLC (DE)
02-40205 (REG)  GC Dev. Co., Inc. (DE)
02-40206 (REG)  GC Mart LLC (MI)
02-40207 (REG)  GC Pacific Landing Corp (DE)                                               45,455
02-40208 (REG)  GC Pan European Crossing Holdings B.V. (Netherlands)                      255,465
02-40209 (REG)  GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)
02-40210 (REG)  GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)
02-40211 (REG)  GC St. Croix Co. (USVI)                                                    54,928
02-40212 (REG)  Global Crossing Advanced Card Services, Inc. (LA)
02-40213 (REG)  Global Crossing Bandwidth, Inc. (CA)                                       10,913
02-40214 (REG)  Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)
02-40215 (REG)  Global Crossing Cyprus Holdings Limited (Cyprus)
02-40216 (REG)  Global Crossing Development Co. (DE)                                   23,747,106
02-40217 (REG)  Global Crossing Employee Services, Inc. (DE)                              185,898
02-40218 (REG)  Global Crossing GlobalCenter Holdings, Inc. (DE)
02-40219 (REG)  Global Crossing Government Markets USA, Inc. (DE)
02-40220 (REG)  Global Crossing Holdings U.K. Limited (U.K.)
02-40221 (REG)  Global Crossing Holdings USA LLC (DE)
02-40222 (REG)  Global Crossing Internet Dial-Up, Inc. (DE)
02-40223 (REG)  Global Crossing Latin America & Caribbean Co. (DE)                         27,539
02-40224 (REG)  Global Crossing Local Services, Inc. (MI)                                 261,771
02-40225 (REG)  Global Crossing Management Services, Inc. (DE)
02-40226 (REG)  Global Crossing North American Holdings, Inc. (DE)
02-40227 (REG)  Global Crossing North American Networks, Inc. (DE)                         25,239
02-40228 (REG)  Global Crossing Telecommunications, Inc. (MI)                         186,429,010
02-40229 (REG)  Global Crossing Telemanagement VA, LLC (VA)                                29,091
02-40230 (REG)  Global Crossing Telemanagement, Inc. (WI)                               1,068,036
02-40231 (REG)  Global Crossing USA Inc. (DE)                                               7,243
02-40232 (REG)  Global Crossing Ventures, Inc. (DE)
02-40233 (REG)  GT Landing Corp. (DE)
02-40234 (REG)  GT Landing II Corp. (DE)
02-40235 (REG)  IXNet, Inc. (DE)
02-40236 (REG)  MAC Landing Corp. (DE)
02-40237 (REG)  Metaclorin Investco II, Inc. (DE)
02-40238 (REG)  PAC Landing Corp. (DE)
02-40239 (REG)  Pan American Crossing U.K. Ltd. (U.K.)
02-40240 (REG)  Subsidiary Telco, LLC (DE)
02-40241 (REG)  US Crossing, Inc. (DE)
02-11982 (REG)  GT U.K. Ltd. (U.K.)                                                        43,440
                                                                                     ------------
                                                             Total                   $216,986,158 [A]
                                                                                     ============

__________________
[A] Disbursements contained herein differ from 'Schedule 3: Cash Disbursements
    & Receipts' due to differences in time periods covered.

** In provisional liquidation in the Supreme Court of Bermuda